                                                                         EX-99.1

                     PRESS RELEASE, DATED August 10, 2000




[GRAPHIC OMITTED]                                 FOR IMMEDIATE RELEASE

                                                  For more information contact:
                                                  Investor Relations
                                                  (303) 414-5347
                                                  Investor relations@icgcom.com

                    ICG Reports First Quarter 2000 Results
                     Surpasses 1 Million Lines in Service

ENGLEWOOD, COLORADO (August 10, 2000) - ICG Communications, Inc. (NASDAQ: ICGX) today announced second quarter results that include the installation of 208,000 customer access lines, ending the quarter with in excess of 1.1 million. Second quarter revenue totaled $175.8 million, an increase of $58.1 million, or 49 percent, over second quarter 1999, and EBITDA was $23.5 million, an increase of $8.3 million, or 55 percent, over the comparable period in 1999.

"I believe we have set records for our peer group with our team's outstanding effort to install 208,000 lines and deploy eight new switches during one quarter. We are very pleased with the operational progress of our 2000 expansion plan," said ICG Chairman and Chief Executive Officer, J. Shelby Bryan. "Concurrently, we launched iConverge and DSL and initiated service over our extensive VoIP network for unified messaging, all of which have excellent future growth potential. Further, we have reached agreement with an incumbent telephone company that establishes reciprocal compensation rates for three years, providing certainty of revenue in the majority of our markets."

--------------------------------------------------------------------------------
Invitation: Please join us later this morning for a conference call and simultaneous Webcast at 9:00 a.m. mountain time, 11:00 a.m. eastern time.
Please log on to the ICG Web page at www.icgcom.com. The Webcast will remain available for replay on the ICG Web site.
--------------------------------------------------------------------------------

Second Quarter Review

       Network

During the quarter significant investment was made to expand the network capacity and geographical footprint including deployment of eight new 5E switches (located in Seattle, Chicago, Akron, Worthington, San Diego, West Los Angeles, Sacramento and San Francisco). The Company added 285,000 ports of RAS (remote access service) capacity, completed five new collocation sites with incumbent telephone companies and made significant progress to expand and upgrade the majority of data POPs and hub locations to support increased traffic. Progress in capital projects demonstrates the Company's network scalability, in line with its rapid growth in customer line installations.
Also, new contracts were completed for access lines with large and small Internet service providers, including an existing customer that doubled its existing 100,000 line contract to 200,000, providing ICG with a sales backlog of more than 400,000 lines at quarter-end.

       Products

Also during the quarter, the Company launched its iConverge service in California, Colorado and Ohio. This is an integrated broadband service that offers low cost T-1 and telephone service in combination with Internet service through regional ISP partners. ICG intends to expand this program to other commercial markets targeting small and medium-sized business customers. The Company also initiated revenues from DSL (digital subscriber line) services offered through third party providers and launched network infrastructure services over its voice over IP network for a major unified messaging company. The Company has capacity for nearly 10,000 voice over IP ports and plans to rapidly expand its capacity to meet unified messaging and future voice over IP demand.

Financial Review

       Revenue

Second quarter revenue was $175.8 million, a 49 percent increase over the second quarter 1999 as adjusted for discontinued operations. Local services revenue of $127.5 million contributed 73 percent of total revenue and includes revenue from regional business customers, ISP customers and associated reciprocal compensation revenue for call termination. Local reciprocal compensation revenue benefited by approximately $4.0 million from higher rates than are expected in subsequent quarters as well as a one-time benefit of approximately $9.0 million from the settlement of prior disputed amounts. Special access revenue of $33.9 million compares to $39.8 million in the first quarter 2000, with each period recognizing the final revenue earned from two 1999 long-term fiber optic lease agreements totaling $2.2 million and $11.5 million, respectively. Long distance revenue was $4.4 million and switched termination revenue was $10.0 million.

       Operating Costs and Gross Operating Margin

Second quarter operating costs were $102.6 million, resulting in a gross margin on sales of 42 percent. Operating costs were $19.7 million higher than first quarter 2000, due to a higher allocation of overhead costs, expanded operations and aggressive market penetration in expansion cities, including approximately $7.0 million associated with advanced deployment of customer lines in new markets, which requires leasing certain facilities on an interim basis until ICG-owned facilities are in service.

       Selling, General and Administrative (SG&A) Expenses

Second quarter SG&A expenses of $49.7 million benefited from the impact of a higher allocation of overhead to direct costs and a lower provision for uncollectable accounts partially offset by increased professional fees compared
to the first quarter 2000.   SG&A expenses were $6.7 million higher than the
same period in 1999 and $5.4 million lower than first quarter 2000.

       Earnings

The second quarter loss to common shareholders was $296.6 million, or $6.09 per share. The second quarter loss from continuing operations was $123.6 million, or $2.54 per share, which compares to a loss from continuing operations of $121.6 million, or $2.52 per share in the first quarter 2000 and $123.8 million, or $2.63 per share, in the second quarter 1999. The loss from continuing operations includes a $13.0 million benefit from a local reciprocal compensation settlement. The total second quarter loss to common shareholders includes a $173.7 million charge related to the preferred shares issued during the quarter, including a one-time charge of $159.3 million, or $3.27 per share.

       Reciprocal Compensation

During the second quarter, ICG entered into a Memorandum of Understanding with an incumbent telephone company that establishes terms for reciprocal compensation for local voice and Internet service provider traffic for three years. This Memorandum establishes agreed rates and provides increased certainty for future reciprocal compensation revenues. Upon implementation of agreed terms, the Company will have 75 percent of its local reciprocal compensation under long-term contract.

       Capital Expenditures and Liquidity

Capital expenditures for the second quarter were $347.5 million, which included $40.7 million for long-haul network capacity acquired under long-term lease. The Company ended the quarter with $528.0 million in cash and short-term investments.



Forward Looking Statement Disclosure

Information and statements presented in this press release may contain forward looking disclosures, expressed or implied, that are based on the beliefs of management as well as assumptions made based on information currently available to management. These forward looking statements and information involve risks and uncertainties including, but not limited to, the ability of the Company to raise capital, future demand for the Company's services, general economic conditions, government regulations, competition and customer strategies, capital deployment, the impact of pricing and other risks and uncertainties. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this press release as anticipated, believed, estimated or expected. These risks are detailed from time to time in various reports filed by ICG with the Securities and Exchange Commission, including Form 10-K (filed for the year-ended December 31, 1999) and Forms 10-Q (filed quarterly subsequent to March 31, September 30 and June 30).

                            Key Operating Statistics

-------------------------------------------------------------------------------------------------------------------
As of                                                                         Jun. 30, 2000        Mar. 31, 2000
-------------------------------------------------------------------------------------------------------------------
Access Lines/ports
   Added in quarter                                                                    208,335              173,654
   Total in service                                                                  1,112,964              904,629
-------------------------------------------------------------------------------------------------------------------
Total port capacity (customer port equivalent)                                       1,529,407            1,137,439
-------------------------------------------------------------------------------------------------------------------
Fiber route miles (operational)                                                          4,767                4,807
   Under construction                                                                      495                  368
-------------------------------------------------------------------------------------------------------------------
Buildings connected
  On network(1)                                                                            924                1,046
  Hybrid                                                                                 8,228                7,746
                                                                                     ---------            ---------
          Total buildings connected                                                      9,152                8,792
-------------------------------------------------------------------------------------------------------------------
Switches
   Circuit                                                                                  43                   35
   ATM data switches(2)                                                                     24                   24
                                                                                     ---------            ---------
          Total switches                                                                    67                   59
-------------------------------------------------------------------------------------------------------------------
Long-haul capacity under long-term leases:
        Miles                                                                           18,000               18,000
        Capacity                                                                          OC12                 OC12
Collocations with ILECs                                                                    188                  183
-------------------------------------------------------------------------------------------------------------------

1. Beginning 2nd quarter 2000 on network buildings are redefined to exclude facilities used exclusively for ICG network operations.
2. Frame relay switches no longer included in switch count as functionality now handled by ATM switches.

                                                                      [ICG LOGO]

               CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                    ($ in thousands, except per share data)

                                                                                         Comparative periods
                                                                             ------------------------------------------------
                                                                                   Sequential              Year-over-year
                                                              Three months   ---------------------     ----------------------
                                                                  ended,      Three months ended,        Three months ended,
                                                                06/30/2000   03/31/2000    % Change    06/30/1999    % Change
-----------------------------------------------------------------------------------------------------------------------------
Revenue:
       Local services                                          $ 127,502     $  102,595       24%      $   76,770       66%
       Long distance                                               4,372          4,284        2%           5,093      (14%)
       Special access                                             33,926         39,831      (15%)         23,438       45%
       Switched terminating access                                 9,953         10,514       (5%)         12,353      (19%)
-----------------------------------------------------------------------------------------------------------------------------
       Total revenue                                             175,753        157,224       12%         117,654       49%
-----------------------------------------------------------------------------------------------------------------------------
Operating costs                                                 (102,589)       (82,902)      24%         (59,458)      73%
Selling, general and administrative                              (49,676)       (55,089)     (10%)        (42,975)      16%
-----------------------------------------------------------------------------------------------------------------------------
       EBITDA (before nonrecurring and
       noncash charges)                                           23,488         19,233       22%          15,221       54%
-----------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization                                    (72,892)       (64,599)      13%         (44,683)      63%
Provision for impairment of long-lived assets                          -              -       NA          (29,300)      NA
Other, net                                                        (1,373)          (432)     218%            (398)     245%
-----------------------------------------------------------------------------------------------------------------------------
       Operating loss                                            (50,777)       (45,798)      11%         (59,160)     (14%)
-----------------------------------------------------------------------------------------------------------------------------
Interest expense                                                 (66,759)       (62,634)       7%         (51,308)      30%
Interest income                                                   11,263          3,277      244%           3,793      197%
Other, net                                                          (155)           158     (198%)         (1,843)     (92%)
-----------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations before income
       taxes, preferred dividends and extraordinary gain        (106,428)      (104,997)       1%        (108,518)      (2%)
-----------------------------------------------------------------------------------------------------------------------------
Income tax expense                                                     -              -       NA                -       NA
Accretion and preferred dividends on preferred
       securities of subsidiaries                                (17,135)       (16,637)       3%         (15,241)      12%
-----------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations                                 (123,563)      (121,634)       2%        (123,759)      (0%)
-----------------------------------------------------------------------------------------------------------------------------
Discontinued operations:
       (Loss) income from discontinued operations                    736              -       NA             (692)      NA
       (Loss) gain on disposal of discontinued operations              -              -       NA           (7,959)      NA
-----------------------------------------------------------------------------------------------------------------------------
                                                                     736              -       NA           (8,651)      NA
=============================================================================================================================
Net ( loss) income                                            $ (122,827)    $ (121,634)      (1%)     $ (132,410)      (7%)
=============================================================================================================================
8% Series A Convertible Preferred Stock:
       Accretion and dividends to liquidation value              (14,462)             -       NA                -       NA
       Charge for beneficial conversion                         (159,279)             -       NA                -       NA
=============================================================================================================================
Net ( loss) income to common shareholders                     $ (296,568)    $ (121,634)    (144%)     $ (132,410)     124%
=============================================================================================================================
Net loss per share - basic and diluted:
       Loss from continuing operations                        $    (2.54)    $    (2.52)      (0%)     $    (2.63)      (4%)
       Income (loss) from discontinued operations                   0.02              -       NA            (0.19)    (108%)
       8% Series A Convertible Preferred Stock per share           (3.57)             -                         -
-----------------------------------------------------------------------------------------------------------------------------
         Net loss per share - basic and diluted               $    (6.09)    $    (2.52)    (141%)     $    (2.82)     115%
=============================================================================================================================


Weighted average number of shares outstanding
       - basic and diluted                                        48,723         48,189                    46,988
=============================================================================================================================


CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
($ in thousands, except per share data)

                                                                                 Year-over-year
                                                                               Six months ended,
                                                            ---------------------------------------------------------
                                                                06/30/2000              06/30/1999          % Change
---------------------------------------------------------------------------------------------------------------------
Revenue:
      Local services                                             $ 230,097               $ 144,169               60%
      Long distance                                                  8,656                  10,224              (15%)
      Special access                                                73,757                  46,000               60%
      Switched terminating access                                   20,467                  21,592               (5%)
---------------------------------------------------------------------------------------------------------------------
      Total revenue                                                332,977                 221,985               50%
---------------------------------------------------------------------------------------------------------------------
Operating costs                                                   (185,491)               (113,107)              64%
Selling, general and administrative                               (104,765)                (85,783)              22%
---------------------------------------------------------------------------------------------------------------------
      EBITDA (before nonrecurring and
      noncash charges)                                              42,721                  23,095               85%
---------------------------------------------------------------------------------------------------------------------
Depreciation and amortization                                     (137,491)                (81,058)              70%
Provision for impairment of long-lived assets                            -                 (29,300)               NA
Other, net                                                          (1,804)                    535             (437%)
---------------------------------------------------------------------------------------------------------------------
      Operating loss                                               (96,574)                (86,728)              11%
---------------------------------------------------------------------------------------------------------------------
Interest expense                                                  (129,393)                (98,746)              31%
Interest income                                                     14,539                   7,897               84%
Other, net                                                               3                  (2,343)            (100%)
---------------------------------------------------------------------------------------------------------------------
Loss from continuing operations before income
      taxes, preferred dividends and extraordinary gain           (211,425)               (179,920)              18%
---------------------------------------------------------------------------------------------------------------------
Income tax expense                                                       -                       -                NA
Accretion and preferred dividends on preferred
      securities of subsidiaries                                   (33,772)                (30,045)              12%
---------------------------------------------------------------------------------------------------------------------
Loss from continuing operations before extraordinary gain         (245,197)               (209,965)              17%
---------------------------------------------------------------------------------------------------------------------
Discontinued operations:
      (Loss) income from discontinued operations                       736                    (803)               NA
      (Loss) gain on disposal of discontinued operations                 -                  (7,959)               NA
---------------------------------------------------------------------------------------------------------------------
                                                                       736                  (8,762)               NA
---------------------------------------------------------------------------------------------------------------------
Extraordinary gain on sales of operations
       of NETCOM, net of income taxes                                    -                 193,029                NA
=====================================================================================================================
Net ( loss) income                                              $ (244,461)              $ (25,698)             851%
=====================================================================================================================
8% Series A Convertible Preferred Stock:
      Accretion and dividends to liquidation value                 (14,462)                      -                NA
      Charge for beneficial converision                           (159,279)                      -                NA
=====================================================================================================================
Net ( loss) income to common shareholders                       $ (418,202)              $ (25,698)               NA
=====================================================================================================================
Net loss per share - basic and diluted:
      Loss from continuing operations                              $ (5.06)                $ (4.49)             (13%)
      Income (loss) from discontinued operations                      0.02                   (0.19)             108%
      Extraordinary gain                                                 -                    4.13              100%
      Charges for 8% Series A Convertible Preferred Stock            (3.59)                      -                NA
---------------------------------------------------------------------------------------------------------------------
        Net loss per share - basic and diluted                     $ (8.63)                $ (0.55)               NA
=====================================================================================================================
Weighted average number of shares outstanding
      - basic and diluted                                           48,455                  46,763
=====================================================================================================================

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
($ in thousands)

                                                               June 30,             December 31,
                                                         ------------------      ------------------
                                                                2000                    1999
===================================================================================================
Assets:
     Cash and cash equivalents                                   $ 496,688               $ 103,288
     Short-term investments available for sale                      31,283                  22,219
     Receivables, net                                              204,730                 168,731
     Property and equipment, net                                 1,963,976               1,525,680
     Other assets, net                                             161,432                 200,703
---------------------------------------------------------------------------------------------------
          Total assets                                         $ 2,858,109               2,020,621
===================================================================================================

Liabilities and Stockholders' Deficit:
     Accounts payable and accrued liabilities                    $ 228,894               $ 333,322
     Capital leases                                                176,764                  71,438
     Debt                                                        2,107,454               1,906,697
     Other liabilities                                             157,967                  33,705
---------------------------------------------------------------------------------------------------
         Total liabilities                                       2,671,079               2,345,162
---------------------------------------------------------------------------------------------------

     Redeemable preferred securities of subsidiaries               548,632                 519,323
     Redeemable 8% Series A Convertible Preferred Stock            641,566                       -

     Stockholders' deficit:
       Common stock                                                    489                     478
       Additional paid-in capital                                  858,169                 599,282
       Accumulated deficit                                      (1,861,826)             (1,443,624)
---------------------------------------------------------------------------------------------------
         Total stockholders' deficit                            (1,003,168)               (843,864)
---------------------------------------------------------------------------------------------------

===================================================================================================
         Total liabilities and stockholders' deficit           $ 2,858,109             $ 2,020,621
===================================================================================================


Diluted shares (in thousands)                                       58,509                  50,217

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                               ($ in thousands)

                                                                            Three Months Ended June 30,    Six Months Ended June 30,
                                                                            ---------------------------    -------------------------
                                                                               2000           1999             2000        1999
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net (loss) income                                                           (122,827)    (132,410)       (244,461)       (25,698)
   Net income (loss) from discontinued operations                                  (736)       8,651            (736)         8,762
   Extraordinary (gain) loss on sales of operations                                   -            -               -       (193,029)
   Adjustments to reconcile net (loss) income to net cash
    used by operating activities:
      Accretion and preferred dividends on  preferred securities
       of subsidiaries                                                           17,136       15,241          33,773         30,045
      Noncash interest expense, net of capitalized interest                      55,273       47,117         107,712         92,720
      Depreciation and amortization                                              72,892       44,683         137,491         81,058
      Loss (gain) transactions, net                                                 392       22,574          (6,027)        17,397
      Deferred compensation and contribution to 401(k) through
       issuance of common stock                                                   2,425          431           4,099          2,508
      Changes in operating assets and liabilities, excluding the effects
       of dispositions and noncash transactions                                  55,394       25,324          71,228        (24,354)
------------------------------------------------------------------------------------------------------------------------------------
            Net cash used by operating activities                                79,949       31,611         103,079        (10,591)
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Acquisition of property, equipment and other assets                         (206,016)    (130,596)       (347,315)      (229,747)
   Payments for construction of corporate headquarters                           (3,793)           -          (5,492)             -
   Change in accounts payable for purchase of long-term assets                  (13,120)      (5,702)        (43,484)       (11,405)
   Proceeds from sales of assets, net of investment purchases and
    changes in restricted cash                                                     (697)      48,390          20,833        280,641
------------------------------------------------------------------------------------------------------------------------------------
      Net cash (used) provided by investing activities                         (223,626)     (87,908)       (375,458)        39,489
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Proceeds from issuance of common stock                                         3,884        5,072          15,786          9,229
   Proceeds from issuance of Series A Preferred Stock, net of issuance costs    720,330            -         720,330              -
   Proceeds from issuance of long-term debt                                           -            -          95,000              -
   Principal payments on long-term debt, capital leases, and payments of
    preferred dividends                                                        (125,178)      (9,462)       (165,873)       (14,075)
------------------------------------------------------------------------------------------------------------------------------------
      Net cash (used) provided by financing activities                          599,036       (4,390)        665,243         (4,846)
------------------------------------------------------------------------------------------------------------------------------------
      Net increase (decrease) in cash and cash equivalents                      455,359      (60,687)        392,864         24,052
      Net cash used by discontinued operations                                      630        3,710             536            354
Cash and cash equivalents, beginning of period                                   40,699      291,690         103,288        210,307
------------------------------------------------------------------------------------------------------------------------------------
 Cash and cash equivalents, end of period                                       496,688      234,713         496,688        234,713
====================================================================================================================================

Supplemental disclosure of cash flows information of continuing operations:
    Cash paid for interest                                                        2,494        4,191           9,626          6,026
====================================================================================================================================
     Cash paid for income taxes                                                       -          522             220            931
====================================================================================================================================
Supplemental schedule of noncash investing and financing activities of continuing operations:
   Acquisition of corporate headquarters assets through issuance of
    long-term debt and conversion of security deposit                                 -         (642)              -         33,077
====================================================================================================================================
   Assets acquired pursuant to IRU                                               40,653            -          98,147              -
   Assets acquired under capital leases                                          96,999        2,430         111,414          6,190
------------------------------------------------------------------------------------------------------------------------------------
      Total                                                                     137,652        2,430         209,561          6,190
====================================================================================================================================